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                                                                    EXHIBIT 10.3







                          SNELLING AND SNELLING, INC.

                   LONG TERM INCENTIVE PERFOMANCE BONUS PLAN

                           FOR TIMOTHY J. LONCHARICH

                                   EXHIBIT A


==========================================
SNELLING AND SNELLING, INC.
12801 NORTH CENTRAL EXPRESSWAY, SUITE 700
DALLAS, TX  75243
TELEPHONE: 239-7575
==========================================

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                          SNELLING AND SNELLING, INC.
                   LONG-TERM INCENTIVE PERFORMANCE BONUS PLAN

                           FOR TIMOTHY J. LONCHARICH

1. PURPOSE. In addition to Timothy J. Loncharich's ('Employee') monthly salary and annual Performance Bonus, Employee will have the opportunity to earn a Long-Term Incentive Bonus ('Incentive Bonus'). The purpose of the Incentive Bonus is to provide incentive for Employee to facilitate the growth of Snelling and Snelling, Inc. ('Company'), and through the Incentive Bonus, to share in that growth.

2.       DETERMINATION OF INCENTIVE BONUS.

         A. The Incentive Bonus shall be based on a Performance Target Amount ('Target Amount') which will be the greater of:

                    (1) Seven and one-half (7 1/2) times (x) the Company's fiscal year net earnings after state and Federal taxes as set forth in the Company's audited annual financial statements plus any accrual for the benefits provided under this Long-Term Incentive Performance Bonus Plan adjusted by the tax effect for such accrual, minus $15,000,000 ('Earnings Target Amount'); or

                    (2) Two times (x) the Company's book value as set forth in the Company's audited annual financial statements minus intangible assets, plus any accrual for the benefits provided under this Long-Term Incentive Performance Bonus Plan adjusted by the tax effect for such accrual, minus $15,000,000 ("Book Value Target Amount").

                    Provided, however, if the securities of the Company are actively traded on the NASDAQ, New York, American, or other securities exchange, the Target Amount shall be the Traded Target Amount (herein so called) which shall be the closing bid price of shares of the Company times (x) the then issued and outstanding shares of the Company plus any accrual for the benefits provided under this Long-Term Incentive Performance Bonus Plan adjusted by the tax effect for such accrual, minus $15,000,000.

         B. The Target Amount shall be determined as of the following periods or dates:


LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -1-                             LONCHARICH

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                  (1)        Earnings Target Amount shall be based on Company's
                             after-tax earnings for the Company's 1999 fiscal year, or other period provided for herein.

                  (2) Book Value Target Amount shall be based on the Company's tangible book value as of the final day of the Company's 1999 fiscal year (the 'Target Date'), or other date specified herein.

                  (3) Traded Target Amount shall be determined as of the Target Date, or if not a trading business day the first trading business day next preceding the Target Date, or other date specified herein.

        C. Subject to the terms hereof, Employee shall be entitled to receive as his Incentive Bonus the following:

                  TARGET AMOUNT                      BONUS AMOUNT
                  Equals or exceeds $50,000,000      5 % x Target Amount x Vested Percentage
                  Less than $50,000,000              3 % x Target Amount x Vested Percentage

                  The Vested Percentage shall be determined pursuant to Subparagraph D below.

         D. Except as otherwise provided herein, the right of Employee to his Bonus Amount shall be subject to Employee's continuing employment with the Company and his acquiring a vested interest in the Bonus Amount. Employee's vested interest in the Bonus Amount shall be based on Employee's years of service with the Company and shall increase as follows:

                  Full Years of Service                                    Vested Percentage
                  Less than 1 year                                                0%
                  1 or more years of service, but less than 2 years              20%
                  2 or more years  of service, but less than 3 years             40%
                  3 or more years  of service, but less than 4 years             60%
                  4 or more years of service, but prior to July 30,1999          80%
                  After July 30, 1999                                           100%

                  A full year of service shall mean service for the Company during the twelve month period beginning initially on August 1, 1994, and on August 1st of each year thereafter and ending on July 31st of the succeeding calendar year, during which period the Employee is employed on a full-time basis by the Company. Leave of absence approved by the Company shall not be deemed a cessation of employment for any purposes hereunder.


LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -2-                             LONCHARICH

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3.       COMPANY  PUBLICLY TRADED - EARLY ELECTION  AUTHORIZED.  In the event
         Employee is employed on the date that a registration of the Company's shares goes effective in a firm commitment offering, Employee's Incentive Bonus shall be 100% vested. Employee may elect to receive 50% of the Bonus Amount determined as of the date the Company's shares become publicly traded. Employee's election to receive 50 % of the Bonus Amount must be received by the Company no later than 30 days after the Company's Board of Directors authorizes the public registration of the Company's shares. Employee's remaining 50% of the Bonus Amount shall be determined and paid in the manner provided herein.

4. MERGER OR SALE. In the event the Company is merged or sold during the term of Employee's employment, which sale or merger results in 51 % or more of the Company (stock or assets) being acquired by a non-related third party, then Employee shall be fully vested and shall be entitled to receive the 100% of the Bonus Amount. The Bonus Amount shall be determined based upon the per share value of the consideration paid to the Company (for its assets) or the Shareholders (for their Company shares). The Bonus Amount shall be paid commencing on the first day of the month following the merger or sale in the manner provided in Paragraph 6B below.

5. INCENTIVE BONUS/EARLY TERMINATION OF EMPLOYMENT. In the event Employee's employment is terminated prior to July 31, 1999, and such termination is a result of Employee's death, disability, or termination by the Company without cause, the Bonus Amount shall be calculated by determining the Target Amount which shall be determined from the 12-month period next preceding the month in which termination of employment occurs for the Earnings Target Amount; the last day of the month next preceding the month in which termination of employment occurs for the Book Value Target Amount, and the day of termination of employment for the Traded Target Amount. For purposes of determining the Earnings Target Amount and Book Value Target Amount, the determination shall be made from unaudited financial statements. The Employee's Bonus Amount so determined shall be paid in the manner provided in Paragraph 6B below.

6.       PAYMENT.

         A. TRADED TARGET AMOUNT. If the Bonus Amount is determined using the 'Traded Target Amount,' then Employee shall be paid his Incentive Bonus in cash or, in the Company's sole discretion, in Company securities equivalent in value to the Bonus Amount (subject to reduction for all taxes). If the Incentive Bonus is determined as of the Target Date, then it shall be paid on or before 120 days following that date. If the Incentive Bonus is paid because of termination of employment prior to the Target Date, payment shall be made on or before 120 days following the date termination of employment occurs. In the event 50% of the Bonus Amount is paid because the Company becomes publicly traded


LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -3-                             LONCHARICH
                  during the term of Employee's employment as provided in Paragraph 3, then payment shall be made on or before 120 days following the effective date of the public registration with Company securities delivered in satisfaction of the Bonus Amount to be valued at the date of transfer.

         B. EARNINGS AND BOOK VALUE TARGET AMOUNT. If the Bonus Amount is determined from the Earnings Target Amount or Book Value Target Amount as of the Target Date, Employee shall be paid his Incentive Bonus in five consecutive annual installments without interest commencing September 1, 1999 as follows:

                         PAYMENT DATE:                        PERCENTAGE:
                         September 1, 1999                        30%
                         September 1, 2000                        20%
                         September 1, 2001                        20%
                         September 1, 2002                        20%
                         September 1, 2003                        10%


                  If the Incentive Bonus is paid pursuant to Paragraph 5, payment shall begin on the first day of the month next following 90 days after Employee's termination of employment. Notwithstanding the foregoing, if the Bonus Amount exceeds $10,000,000, then $10,000,000 shall be paid in five consecutive annual installments as provided above and any excess shall be paid in 10 consecutive equal annual installments without interest. The Company may prepay all or any portion of the Incentive Bonus without penalty. Notwithstanding the foregoing, in the event the Company shares become publicly traded during the payout period, then the balance remaining to be paid under this subparagraph B shall be paid on or before 120 days following the effective date of the public registration in the manner provided in subsection A above.

7. DEATH OR DISABILITY OF EMPLOYEE OR BENEFICIARY PRIOR TO RECEIPT OF ENTIRE AMOUNT OF INCENTIVE BONUS.

         A. DEATH. In the event Employee dies prior to receiving the entire amount of the Incentive Bonus to which he is entitled hereunder, the balance of the Bonus Amount to which he is entitled shall be paid to his Beneficiary (hereinafter defined) or if none is designated then to the legal representative of his estate.

         B. BENEFICIARY. Employee, by written instrument executed by the Employee and delivered to the Company prior to his death, may designate a Beneficiary (herein so called) to receive the Incentive Bonus. If no Beneficiary is designated or survives the Employee, the Incentive Bonus payments shall be made to the legal representative of Employee's estate. Employee may change


LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -4-                             LONCHARICH
                  the designation of the Beneficiary at any time by filing a new written designation of Beneficiary with the Company. No rights under this Plan shall inure to the Beneficiary until the death of the Employee. Prior to the death of the Employee, this Plan may be modified, amended, or terminated without notice to or consent of the Beneficiary. If the Beneficiary dies while receiving payments hereunder, the remaining payments shall be made to Beneficiary's estate.

         C. PAYMENT TO BENEFICIARY OR EMPLOYEE UNDER DISABILITY. If the Company shall receive satisfactory evidence that the Employee or the Beneficiary, as applicable, is, at the time when a benefit becomes payable, physically unable or mentally incompetent to receive such benefit and to give a valid receipt therefor, the Company may make payment directly to the Employee or the Beneficiary, as applicable, or to a relative of Employee or Beneficiary or any individual or institution having custody of the Employee or the Beneficiary. The Company shall not be required to see to the application of any payments so made; and any payments so made and the receipt by the payee shall be a valid and complete discharge of the Company's obligation to pay such benefit.

         D. UNCLAIMED BENEFITS. Employee shall keep the Company informed of his current address and a current address of his Beneficiary. The Company shall not be obligated to search for the whereabouts of Employee or Beneficiary. If the location of the Employee or Beneficiary is not made known to the Company within six years after the date on which any benefit payment may be made hereunder, then the Company shall have no further obligation to pay any benefit hereunder to the Employee or Beneficiary or any other person and such benefit shall be irrevocably forfeited.

8. TERMINATION OF BENEFITS. Employee covenants and agrees as a condition to the performance by the Company of its obligations hereunder, that during and after his employment with the Company and as a condition to receiving payments of the Incentive Bonus hereunder Employee shall not violate the covenants contained in Paragraph 6 of Employee's Employment Agreement with the Company. In the event that Employee violates the Covenants of Paragraph 6 of his Employment Agreement, either during or after his termination of employment with the Company, then the Company's obligations hereunder to pay the Incentive Bonus shall terminate and the Company shall have the right to terminate all payments to Employee and/or his Beneficiary hereunder and the Company's obligation to make payments of the Incentive Bonus shall become null and void.

9. SETOFF RIGHTS. The Incentive Bonus payable hereunder shall be subject to rights of setoff by the Company in the event Employee is indebted to the Company or breaches any covenant under this Plan, or under any other agreement with the Company.



LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -5-                             LONCHARICH

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10.      LEGAL  LIMITATIONS  AND  BEST  EFFORTS.  Notwithstanding  anything  to the contrary in this Plan, the obligation of the Company to make payments to the Employee or his Beneficiary, as the case may be, shall be subject to such limitations and restrictions as may then be imposed on the Company under any applicable law or governmental regulation.

11. RIGHT TO DISCHARGE. Notwithstanding anything to the contrary herein, this Plan shall not be construed to be a contract of employment for a term of years and shall not prevent the Company from exercising its right to, and the Company hereby reserves such right to discharge the Employee, with or without cause, except as limited by the terms of any written employment agreement between the Company and Employee.

12. RIGHT TO OTHER BENEFITS. Nothing contained in this Plan shall be deemed to exclude the Employee from receiving any supplemental compensation, bonus, pension, insurance, severance pay or other benefit or benefits to which he may otherwise become entitled as an employee of the Company.

13. NO PRE-FUNDING. This Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The Employee, his Beneficiary, or any other person shall not have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Plan and the Employee, his Beneficiary, or any other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Plan. Nothing contained in this Plan shall constitute a guaranty by the Company or any other entity or person, that the assets of the Company will be sufficient to pay any benefit hereunder. If the Company elects to purchase a life insurance contract to provide the Company with funds to make payments hereunder, the Company shall at all times be the sole and complete owner and beneficiary of this insurance and shall have the unrestricted right to use all amounts and exercise all options and privileges thereunder without the knowledge or consent of the Employee or any Beneficiary or any other person. It is expressly agreed that neither the Employee nor any Beneficiary nor any other person shall have any right, title, or interest whatsoever in or to any such insurance. If requested by the Company, the Employee agrees to cooperate in obtaining of any such life insurance.

14. ASSIGNMENT. This Plan and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged, sold, conveyed, or encumbered in any way by the Employee or Beneficiary and shall not be subject to execution, attachment, or similar process. Any attempted sale, conveyance, transfer, assignment, pledge, or encumbrance of this Plan or of such rights, interest, and benefits contrary to the foregoing or the levy of any attachment or similar process thereupon shall be null and void and without effect.





LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -6-                             LONCHARICH

15. WAIVERS AND CONSENTS. One or more waivers of any covenant, term, or provision of this Plan by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision. The consent or approval by a party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No custom or practice of either party shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.

16. ARBITRATION. Any controversy or claim arising out of or relating to this Plan, shall at the request of any party be determined by arbitration, under the auspices and rules of the American Arbitration Association, in accordance with the Texas General Arbitration Act if applicable, otherwise in accordance with the United States Arbitration Act. Judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration. Nothing contained herein is intended to prevent a party from bringing an action in state or Federal court in Dallas County, Texas, or such other county and state in which Employer then has its principal place of business, to enforce that party's right to arbitrate under this Agreement. The arbitration shall be commenced by filing a demand for arbitration upon the other party or parties and the American Arbitration Association. The arbitrator shall be a person who is qualified to make decisions in legal matters. The arbitration proceeding shall be held in Dallas County, Texas, or such other county and state in which Employer then has its principal place of business. The arbitrator shall maintain the privacy of the hearings, and shall have the power to exclude witnesses, other than a party, during the testimony of any other witness. The prevailing party in the arbitration proceeding shall be entitled to reasonable attorney's fees, costs, and necessary expenses incurred in connection with such proceeding, as determined by the arbitrator.

17. NOTICES. Any notice required or permitted to be given under the Plan shall be sufficient if in writing, and if (a) delivered personally or
         (b) sent by certified or registered mail to the Employee or Beneficiary at his last known residence address, or in case of notice to the Company, to the address of its principal office. The notice shall be deemed to have been received on (a) if delivered personally, the date of actual receipt by the party entitled thereto or (b) if mailed as required above, the date of deposit in the United States mail.

18. INVALID PROVISIONS. If any provision of this Plan is held to be illegal, invalid, or unenforceable under present or future laws effective during the term, including renewals, of this Plan, such provision shall be fully severable; this Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a


LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -7-                             LONCHARICH
         part of this Plan; and the remaining provisions of this Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Plan. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Plan a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

19. SUCCESSORS AND ASSIGNS. This Plan shall be binding on and inure to the benefit of the Company, its successors and assigns, and the Employee, his heirs and legatees, and his Beneficiary as the case may be; provided, however, that the Employee, his heirs and legatees, or his Beneficiary, as the case may be, shall not be entitled to assign any or all of the Employee's right to payments under this Plan to any other person or entity.

20. ENTIRETY AND MODIFICATION. This Plan may be terminated, modified, amended or supplemented in whole or in part at any time by mutual agreement of the Company and Employee.

21. GOVERNING LAW. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

22: HEADINGS. The headings of the various sections of this Plan have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

23. AUTHORIZATION. The Company is authorized to enter into this Plan by virtue of resolutions duly adopted by unanimous written consent of its Board of Directors.

24. INCORPORATION BY REFERENCE. The limitation on payments under this Plan as set forth in Employee's Employment Agreement of even date herewith are incorporated into this Plan as if fully set forth herein.



LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -8-                             LONCHARICH

         IN WITNESS WHEREOF, the Company and Employee have executed this Plan effective as of July 26, 1994.

EMPLOYEE:                                 COMPANY:

                                          SNELLING AND SNELLING, INC.

/s/ TIMOTHY J. LONCHARICH                 /s/ ROBERT O. SNELLING, SR.,
---------------------------------         -------------------------------------
Timothy J. Loncharich                     By:
                                          Robert O. Snelling, Sr.,
                                          Chairman of the Board



LONG TERM INCENTIVE                                  SNELLING AND SNELLING, INC.
BONUS PLAN                            -9-                             LONCHARICH